UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2009

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

On June 3, 2009, the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) declared a quarterly dividend on each of the Corporation’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non Voting Common Stock.  The quarterly dividend of $0.05 per share of common stock will be payable on June 30, 2009 to holders of record of common stock as of June 15, 2009.  Also on June 3, 2009, the Board of Directors of Farmer Mac declared quarterly dividends on the Corporation’s Series B and Series C Preferred Stock.  The quarterly dividends of $25.00 per share of Series B Preferred Stock and $12.50 per share of Series C Preferred Stock are for the period from April 1, 2009 through June 30, 2009 and will be payable on June 30, 2009 to holders of record of preferred stock as of June 20, 2009.   Each share of Series B and Series C Preferred Stock has a par value and liquidation preference of $1,000.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick

Name:	Jerome G. Oslick

Title:	Vice President – General Counsel

Dated:                      June 4, 2009